Exhibit 99.1

News Release

From Nuance Communications
For Immediate Release
Contacts:
For Investors Kevin Faulkner Nuance Communications, Inc. Tel: 408-992-6100 Email: kevin.faulkner@nuance.com	For Press Richard Mack Nuance Communications, Inc. Tel: 781-565-5000 Email: richard.mack@nuance.com

Nuance Announces Fiscal 2014 and Fourth Quarter Results

Revenue, EPS and Bookings Exceed Guidance

BURLINGTON, Mass., November 24, 2014 - Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its fiscal 2014 and fourth quarter, ended September 30, 2014.

In fiscal 2014, Nuance reported GAAP revenue of $1,923.5 million, up 3.7% from $1,855.3 million in fiscal 2013. In fiscal 2014, Nuance reported non-GAAP revenue of $1,987.1 million, which includes $63.6 million of revenue lost to accounting treatment in conjunction with acquisitions. Fiscal 2014 non-GAAP revenue grew 1.5% over non-GAAP revenue of $1,957.7 million in fiscal 2013. In fiscal 2014, Nuance reported bookings of $2,441.9 million, up 27.4% from $1,916.5 million in fiscal 2013.

In fiscal 2014, Nuance recognized GAAP net loss of $(150.3) million, or $(0.47) per share, compared to GAAP net loss of $(115.2) million, or $(0.37) per share, in fiscal 2013. In fiscal 2014, Nuance reported non-GAAP net income of $360.1 million, or $1.12 per diluted share, compared to $428.0 million, or $1.33 per diluted share, in fiscal 2013. Nuance’s fiscal 2014 non-GAAP operating margin was 23.7%, compared to 27.9% in fiscal 2013. Nuance reported cash flow from operations of $358.1 million, compared to $395.0 million in fiscal 2013. Nuance ended fiscal 2014 with total deferred revenue of $548.1 million, up 32.2% compared to $414.6 million a year ago. Nuance ended fiscal 2014 with $588.2 million in cash, cash equivalents and marketable securities.

In the fourth quarter of fiscal 2014, Nuance reported GAAP revenue of $502.3 million, up 6.4% from $472.2 million in the fourth quarter of fiscal 2013.  Nuance reported non-GAAP revenue of $520.3 million, which includes $18.0 million of revenue lost to accounting treatment in conjunction with acquisitions, compared to $490.4 million in the fourth quarter of fiscal 2013. In the fourth quarter of fiscal 2014, Nuance reported bookings of $619.6 million, up 24.5% from $497.7 million in the fourth quarter of fiscal 2013.

In the fourth quarter of fiscal 2014, Nuance recognized GAAP net loss of $(1.5) million, or $(0.00) per share, compared to GAAP net loss of $(32.3) million, or $(0.10) per share, in the fourth quarter of fiscal 2013. In the fourth quarter of fiscal 2014, Nuance reported non-GAAP net income of $107.6 million, or $0.33 per diluted share, up from non-GAAP net income of $95.2 million, or $0.30 per diluted share, in the fourth quarter of fiscal 2013. Nuance’s fourth quarter fiscal 2014 non-GAAP operating margin was 25.9%, up from 25.3% in the fourth quarter of fiscal 2013. Nuance reported cash flow from operations of $95.9 million in the fourth quarter of fiscal 2014, up 2.6% from $93.5 million in the fourth quarter of fiscal 2013.

Please refer to the “Discussion of Non-GAAP Financial Measures” and to the “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding the company’s use of non-GAAP measures.

Fourth Quarter and Fiscal Year Highlights

•	Bookings - FY 14 bookings were $2,441.9 million, up 27.4% from $1,916.5 million in FY 13. FY 14 bookings exceeded our updated guidance range of $2.35 billion to $2.40 billion.

•	Revenue - Q4 14 non-GAAP revenue was $520.3 million, up 6.1% from $490.4 million a year ago.

•	EPS - Q4 14 non-GAAP EPS was $0.33 per diluted share, up from $0.30 per diluted share a year ago.

•
Recurring revenue - Recurring revenue increased from 52% of total non-GAAP revenue in FY 12 to 58% in FY 13 and to 64% in FY 14. Perpetual licenses decreased from 38% of total non-GAAP revenue in FY 12 to 32% in FY 13 and to 26% in FY 14.

•	Deferred revenue - Nuance ended FY 14 with total deferred revenue of $548.1 million, up 32% compared to $414.6 million at the end of FY 13.

•	Operating cash flow - FY 14 operating cash flow equaled 99% of non-GAAP net income, up from 92% in FY 13 and ahead of our target of 95%.

“We delivered a strong finish to fiscal 2014, with revenue, EPS and bookings above our guidance ranges. In fiscal 2014, recurring revenues represented 64% of total revenue, up 6 percentage points from last year, as we continue to transition our revenue model toward more stable, predictable recurring revenue streams. The positive deferred revenue and cash flow characteristics of our recurring revenue streams also continue to benefit the business. Fiscal 2014 bookings and execution in strategic markets position us well for a return to growth in fiscal 2015,” said Tom Beaudoin, Nuance CFO.

Highlights from the quarter include:

•
Healthcare - For Nuance’s healthcare solutions, fourth quarter fiscal 2014 non-GAAP revenue was $238.3 million and FY 14 non-GAAP revenue was $942.7 million. Key customers in the quarter included Avera Health, BayCare, Cambridge Trusts, Cleveland Clinic, Froedtert, Group Memorial Health, Inova, Intermountain, Lahey, Providence, Scottsdale Health, and University of Colorado.

•
Mobile & Consumer - For Nuance’s mobile and consumer solutions, fourth quarter fiscal 2014 non-GAAP revenue was $116.9 million and FY 14 non-GAAP revenue was $451.0 million. Key customers and OEM design wins in the quarter included Acer, AMD, AT&T, BMW, Bosch, Continental, Daimler, Fiat/Chrysler, Great Wall Motors, Harman Becker, Hisense, Honda, Mahindra, Melco, Motorola, Orange, Panasonic, Parrott, Rogers, Samsung, Scania, Shoretel, TCL, Telefonica, Volvo, and Yanfeng Visteon.

•
Enterprise - For Nuance’s enterprise solutions, fourth quarter fiscal 2014 non-GAAP revenue was $95.6 million and FY 14 non-GAAP revenue was $357.1 million. Key customers in the quarter included American Airlines, Australia Department of Human Services, Banco Santander, Bank of America, Barclays, Citigroup, Delta Airlines, Delta Dental, Health Care Service Corporation, Jubilant FoodWorks (Domino’s India), Public Service Enterprise Group, Talk Talk, Telstra, UnitedHealth Group, Wellpoint, and Wells Fargo Bank.

•
Imaging - For Nuance’s document imaging solutions, fourth quarter fiscal 2014 non-GAAP revenue was $69.5 million and FY 14 non-GAAP revenue was $236.3 million. Key customers in the quarter included ABN Amro, Ashurst, Balabit, Barclays, Brother, Citigroup, CSC, Ernst & Young, HP, Laing Rourke, Neat, NOV, UPS and Visma.

Conference Call and Prepared Remarks
Nuance is providing a copy of prepared remarks in combination with its press release. These remarks are offered to provide shareholders and analysts with additional time and detail for analyzing results in advance of the company’s quarterly conference call. The remarks will be available at http://www.nuance.com/earnings-results/ in conjunction with the press release.

As previously scheduled, the conference call will begin today, November 24, 2014 at 5:00 pm EST and will include only brief comments followed by questions and answers. The prepared remarks will not be read on the call. To access the live broadcast, please visit the Investor Relations section of Nuance’s website at www.nuance.com. The call can also be heard by dialing (800) 230-1074 or (612) 234-9960 at least five minutes prior to the call and referencing code 340379. A replay will be available within 24 hours of the announcement by dialing (800) 475-6701 or (320) 365-3844 and using the access code 340379.

About Nuance Communications, Inc
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of voice and language solutions for businesses and consumers around the world.  Its technologies, applications and services make the user experience more compelling by transforming the way people interact with devices and systems. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.

Trademark reference: Nuance and the Nuance logo registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Definitions
Bookings. Bookings represent the estimated gross revenue value of transactions at the time of contract execution, except for maintenance and support offerings. For fixed price contracts, the bookings value represents the gross total contract value.  For contracts where revenue is based on transaction volume, the bookings value represents the contract price multiplied by the estimated future transaction volume during the contract term, whether or not such transaction volumes are guaranteed under a minimum commitment clause. Actual results could be different than our initial estimates. The maintenance and support bookings value represents the amounts billed in the period the customer is invoiced. Because of the inherent estimates required to determine bookings and the fact that the actual resultant revenue may differ from our initial bookings estimates, we consider bookings one indicator of potential future revenue and not as an arithmetic measure of backlog.

Recurring Revenue. Recurring revenue is the sum of recurring product and licensing, on-demand, and maintenance and support revenues as well as the portion of professional services revenue that is delivered under ongoing subscription contracts. Recurring Product and Licensing revenue is composed of term-based and ratable licenses as well as revenues from royalty arrangements.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for our existing and future products; economic conditions in the United States and internationally; our ability to control and successfully manage our expenses and cash position; the effects of competition, including pricing pressure; possible defects in our products and technologies; our ability to successfully integrate operations and employees of acquired businesses; the conversion rate of bookings into revenue; the ability to realize anticipated synergies from acquired businesses; and the other factors described in our annual report on Form 10-K for the fiscal year ended September 30, 2013 and our quarterly reports filed with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

The information included in this press release should not be viewed as a substitute for full GAAP financial statements.

Discussion of Non-GAAP Financial Measures
We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the non-GAAP annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and twelve months ended September 30, 2014 and 2013, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in six general categories, each of which is described below.

Acquisition-Related Revenue and Cost of Revenue.
We provide supplementary non-GAAP financial measures of revenue, which include revenue related to acquisitions, primarily from Equitrac, Quantim and Notable Solutions for the three and twelve months ended September 30, 2014 that would otherwise have been recognized but for the purchase accounting treatment of these transactions. Non-GAAP revenue also includes revenue that we would have otherwise recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

Acquisition-Related Costs, Net.
In recent years, we have completed a number of acquisitions, which result in operating expenses that would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure that excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs are included in the following categories: (i) transition and integration costs; (ii) professional service fees; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i) Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, earn-out payments treated as compensation expense, as well as the costs of integration-related services, including services provided by third parties.

(ii) Professional service fees. Professional service fees include third party costs related to the acquisition, and legal and other professional service fees associated with disputes and regulatory matters related to acquired entities.

(iii) Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of Acquired Intangible Assets.
We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property.

Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Costs Associated with IP Collaboration Agreement.
In order to gain access to a third party's extensive speech recognition technology and natural language and semantic processing technology, we have entered into IP collaboration agreements, with terms ranging between five and six years. Depending on the agreement, some or all intellectual property derived from these collaborations will be jointly owned by the two parties. For the majority of the developed intellectual property, we will have sole rights to commercialize such intellectual property for periods ranging between two to six years, depending on the agreement. For non-GAAP purposes, we consider these long-term contracts and the resulting acquisitions of intellectual property from this third-party over the agreements’ terms to be an investing activity, outside of our normal, organic, continuing operating activities, and are therefore presenting this supplemental information to show the results excluding these expenses. We do not exclude from our non-GAAP results the corresponding revenue, if any, generated from these collaboration efforts. Although our bonus program and other performance-based incentives for executives are based on the non-GAAP results that exclude these costs, certain engineering senior management are responsible for execution and results of the collaboration agreement and have incentives based on those results.

Non-Cash Expenses.
We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. These items are further discussed as follows:

(i) Stock-based compensation. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in our history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.

(ii) and (iii) Certain accrued interest and income taxes. We also exclude certain accrued interest and certain accrued income taxes because we believe that excluding these non-cash expenses provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. These non-cash expenses will continue in future periods.

Other Expenses.
We exclude certain other expenses that are the result of unplanned or non-ordinary course events to measure operating performance and current and future liquidity both with and without these expenses; and therefore, by providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments, professional services fees and other charges (credits), net. These events are unplanned and arose outside of the ordinary course of continuing operations. These items also include adjustments from changes in fair value of share-based instruments relating to the issuance of our common stock with security price guarantees payable in cash. Other items such as gains or losses on non-controlling strategic equity interests are also excluded.

We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

Financial Tables Follow

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended September 30,		Twelve months ended September 30,
	2014	2013	2014	2013

Revenues:
Product and licensing	$189,508	$192,302	$710,988	$753,665
Professional services and hosting	233,557	208,436	910,916	832,428
Maintenance and support	79,249	71,505	301,547	269,186
Total revenues	502,314	472,243	1,923,451	1,855,279

Cost of revenues:
Product and licensing	22,952	24,285	97,550	99,381
Professional services and hosting	157,644	146,750	633,248	550,881
Maintenance and support	14,020	12,224	52,553	52,705
Amortization of intangible assets	15,447	15,476	60,989	63,583
Total cost of revenues	210,063	198,735	844,340	766,550

Gross profit	292,251	273,508	1,079,111	1,088,729

Operating expenses:
Research and development	86,355	77,673	338,543	289,209
Sales and marketing	107,575	105,812	424,544	419,691
General and administrative	52,773	51,126	184,663	180,019
Amortization of intangible assets	27,733	26,528	109,063	105,258
Acquisition-related cost, net	5,508	6,962	24,218	29,685
Restructuring and other charges, net	2,265	1,716	19,443	16,385
Total operating expenses	282,209	269,817	1,100,474	1,040,247

Income (loss) from operations	10,042	3,691	(21,363)	48,482
Other expense, net	(32,506)	(36,556)	(133,657)	(145,162)
Loss before income taxes	(22,464)	(32,865)	(155,020)	(96,680)
(Benefit) provision for income taxes	(21,008)	(545)	(4,677)	18,558
Net loss	$(1,456)	$(32,320)	$(150,343)	$(115,238)

Net loss per share:
Basic	$(0.00)	$(0.10)	$(0.47)	$(0.37)
Diluted	$(0.00)	$(0.10)	$(0.47)	$(0.37)

Weighted average common shares outstanding:
Basic	318,725	310,944	316,936	313,587
Diluted	318,725	310,944	316,936	313,587

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
Unaudited

	September 30, 2014	September 30, 2013

ASSETS
Current assets:
Cash and cash equivalents	$547,230	$808,118
Marketable securities	40,974	38,728
Accounts receivable, net	428,266	382,741
Prepaid expenses and other current assets	148,030	179,940
Total current assets	1,164,500	1,409,527

Land, building and equipment, net	191,411	160,973
Goodwill	3,410,893	3,293,198
Intangible assets, net	915,483	953,278
Other assets	137,997	141,627
Total assets	$5,820,284	$5,958,603

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$4,834	$246,040
Accounts payable and accrued expenses	303,039	305,241
Contingent and deferred acquisition payments	35,911	200
Deferred revenue	298,225	253,753
Total current liabilities	642,009	805,234

Long-term debt	2,127,392	2,108,091
Deferred revenue, net of current portion	249,879	160,823
Other liabilities	219,012	246,441
Total liabilities	3,238,292	3,320,589

Stockholders' equity	2,581,992	2,638,014
Total liabilities and stockholders' equity	$5,820,284	$5,958,603

Nuance Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three months ended		Twelve months ended
	September 30,		September 30,
	2014	2013	2014	2013

Cash flows from operating activities:
Net loss	$(1,456)	$(32,320)	$(150,343)	$(115,238)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	56,496	53,550	221,776	208,659
Stock-based compensation	45,423	45,217	192,964	159,325
Non-cash interest expense	8,532	11,096	36,719	40,019
Deferred tax benefit	(24,523)	(1,293)	(22,172)	(2,472)
Loss on non-controlling strategic equity interest	—	—	—	790
Other	(3,432)	4,103	(7,726)	(6,537)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(34,796)	(1,548)	(39,502)	25,165
Prepaid expenses and other assets	9,057	23,237	(396)	10,988
Accounts payable	(3,614)	(7,028)	(28,617)	(26,843)
Accrued expenses and other liabilities	9,983	(12,576)	13,617	16,506
Deferred revenue	34,264	11,057	141,827	84,648
Net cash provided by operating activities	95,934	93,495	358,147	395,010
Cash flows from investing activities:
Capital expenditures	(18,928)	(13,911)	(60,287)	(55,588)
Payments for business and technology acquisitions, net of cash acquired	(116,817)	(32,882)	(253,000)	(607,653)
Purchases of marketable securities and other investments	(43,026)	(38,987)	(62,639)	(39,435)
Proceeds from sales and maturities of marketable securities and other investments	32,124	8,768	64,975	8,768
Net cash used in investing activities	(146,647)	(77,012)	(310,951)	(693,908)
Cash flows from financing activities:
Payments of debt	(251,183)	(278,281)	(255,038)	(425,634)
Proceeds from long-term debt, net of issuance costs	—	273,407	—	625,155
Payments for repurchases of common stock	—	(81,352)	(26,483)	(184,388)
Payments for settlement of share-based derivatives	—	—	(5,286)	(3,801)
Payments of other long-term liabilities	(674)	(59)	(2,890)	(1,688)
Proceeds from issuance of common stock from employee stock plans	9,127	11,485	22,652	30,216
Cash used to net share settle employee equity awards	(4,803)	(6,928)	(40,121)	(60,517)
Net cash used in financing activities	(247,533)	(81,728)	(307,166)	(20,657)
Effects of exchange rate changes on cash and cash equivalents	(1,460)	312	(918)	(2,088)
Net decrease in cash and cash equivalents	(299,706)	(64,933)	(260,888)	(321,643)
Cash and cash equivalents at beginning of period	846,936	873,051	808,118	1,129,761
Cash and cash equivalents at end of period	$547,230	$808,118	$547,230	$808,118

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Twelve months ended
	September 30,		September 30,
	2014	2013	2014	2013

GAAP revenue	$502,314	$472,243	$1,923,451	$1,855,279
Acquisition-related revenue adjustments: product and licensing	12,914	10,728	37,298	70,112
Acquisition-related revenue adjustments: professional services and hosting	4,346	6,270	23,117	27,139
Acquisition-related revenue adjustments: maintenance and support	679	1,148	3,219	5,100
Non-GAAP revenue	$520,253	$490,389	$1,987,085	$1,957,630

GAAP cost of revenue	$210,063	$198,735	$844,340	$766,550
Cost of revenue from amortization of intangible assets	(15,447)	(15,476)	(60,989)	(63,583)
Cost of revenue adjustments: product and licensing (1,2)	939	956	2,171	6,117
Cost of revenue adjustments: professional services and hosting (1,2)	(7,402)	(4,925)	(30,804)	(16,139)
Cost of revenue adjustments: maintenance and support (1,2)	(946)	(446)	(3,426)	(3,537)
Non-GAAP cost of revenue	$187,207	$178,844	$751,292	$689,408

GAAP gross profit	$292,251	$273,508	$1,079,111	$1,088,729
Gross profit adjustments	40,795	38,037	156,682	179,493
Non-GAAP gross profit	$333,046	$311,545	$1,235,793	$1,268,222

GAAP income (loss) from operations	$10,042	$3,691	$(21,363)	$48,482
Gross profit adjustments	40,795	38,037	156,682	179,493
Research and development (1)	10,436	9,548	44,139	32,085
Sales and marketing (1)	14,338	15,817	53,448	57,958
General and administrative (1)	12,462	13,532	59,164	47,052
Amortization of intangible assets	27,733	26,528	109,063	105,258
Costs associated with IP collaboration agreements	4,937	4,937	19,748	20,582
Acquisition-related costs, net	5,508	6,962	24,218	29,685
Restructuring and other charges, net	2,265	1,716	19,443	16,385
Other	6,124	3,543	7,185	9,732
Non-GAAP income from operations	$134,640	$124,311	$471,727	$546,712

GAAP (benefit) provision from income taxes	$(21,008)	$(545)	$(4,677)	$18,558
Non-cash taxes	24,853	5,065	22,172	2,450
Non-GAAP provision for income taxes	$3,845	$4,520	$17,495	$21,008

GAAP net loss	$(1,456)	$(32,320)	$(150,343)	$(115,238)
Acquisition-related adjustment - revenue (2)	17,939	18,146	63,634	102,351
Acquisition-related adjustment - cost of revenue (2)	(778)	(1,905)	(4,154)	(8,671)
Acquisition-related costs, net	5,508	6,962	24,218	29,685
Cost of revenue from amortization of intangible assets	15,447	15,476	60,989	63,583
Amortization of intangible assets	27,733	26,528	109,063	105,258
Non-cash stock-based compensation (1)	45,423	45,217	192,964	159,325
Non-cash interest expense	8,532	11,096	36,719	40,019
Non-cash income taxes	(24,853)	(5,065)	(22,172)	(2,450)
Costs associated with IP collaboration agreements	4,937	4,937	19,748	20,582
Change in fair value of share-based instruments	787	862	4,358	6,615
Loss on non-controlling strategic equity interest	—	—	—	790
Restructuring and other charges, net	2,265	1,716	19,443	16,385
Other	6,124	3,543	5,670	9,732
Non-GAAP net income	$107,608	$95,193	$360,137	$427,966

Non-GAAP diluted net income per share	$0.33	$0.30	$1.12	$1.33

Diluted weighted average common shares outstanding	327,062	317,574	322,816	322,952

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three months ended September 30,		Twelve months ended September 30,
	2014	2013	2014	2013

(1) Non-Cash Stock-Based Compensation
Cost of product and licensing	$(476)	$271	$724	$769
Cost of professional services and hosting	7,717	5,603	32,063	17,924
Cost of maintenance and support	946	446	3,426	3,537
Research and development	10,436	9,548	44,139	32,085
Sales and marketing	14,338	15,817	53,448	57,958
General and administrative	12,462	13,532	59,164	47,052
Total	$45,423	$45,217	$192,964	$159,325

(2) Acquisition-Related Revenue and Cost of Revenue
Revenue	$17,939	$18,146	$63,634	$102,351
Cost of product and licensing	(463)	(1,227)	(2,895)	(6,886)
Cost of professional services and hosting	(315)	(678)	(1,259)	(1,785)
Total	$17,161	$16,241	$59,480	$93,680

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

Total Revenue	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2013	2013	2013	2013	2013	2014	2014	2014	2014	2014
GAAP Revenue	$462.3	$451.0	$469.8	$472.2	$1,855.3	$470.0	$475.7	$475.5	$502.3	$1,923.5
Adjustment	$30.1	$33.0	$21.0	$18.2	$102.4	$20.1	$14.3	$11.3	$17.9	$63.6
Non-GAAP Revenue	$492.4	$484.0	$490.8	$490.4	$1,957.7	$490.1	$490.0	$486.8	$520.3	$1,987.1

Healthcare	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2013	2013	2013	2013	2013	2014	2014	2014	2014	2014
GAAP Revenue	$204.7	$219.1	$230.0	$220.0	$873.8	$221.6	$232.5	$236.2	$235.1	$925.4
Adjustment	$12.7	$10.2	$8.1	$6.7	$37.8	$5.7	$4.5	$3.9	$3.2	$17.3
Non-GAAP Revenue	$217.4	$229.3	$238.1	$226.7	$911.6	$227.3	$237.0	$240.1	$238.3	$942.7

Mobile & Consumer	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2013	2013	2013	2013	2013	2014	2014	2014	2014	2014
GAAP Revenue	$128.8	$113.0	$108.7	$117.2	$467.7	$112.5	$107.0	$107.0	$114.8	$441.3
Adjustment	$2.9	$3.2	$2.3	$3.1	$11.5	$2.8	$2.8	$2.1	$2.0	$9.7
Non-GAAP Revenue	$131.7	$116.2	$111.0	$120.3	$479.2	$115.3	$109.8	$109.2	$116.9	$451.0

Enterprise	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2013	2013	2013	2013	2013	2014	2014	2014	2014	2014
GAAP Revenue	$83.7	$72.9	$78.1	$85.5	$320.2	$86.6	$85.3	$83.5	$94.4	$349.8
Adjustment	$0.0	$1.6	$0.8	$0.9	$3.3	$2.6	$1.9	$1.6	$1.2	$7.3
Non-GAAP Revenue	$83.7	$74.5	$78.9	$86.4	$323.5	$89.2	$87.2	$85.1	$95.6	$357.1

Imaging	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2013	2013	2013	2013	2013	2014	2014	2014	2014	2014
GAAP Revenue	$45.1	$46.0	$53.0	$49.5	$193.6	$49.3	$50.9	$48.8	$58.0	$207.0
Adjustment	$14.5	$18.0	$9.8	$7.5	$49.8	$9.0	$5.1	$3.7	$11.5	$29.3
Non-GAAP Revenue	$59.6	$64.0	$62.8	$57.0	$243.4	$58.3	$56.0	$52.4	$69.5	$236.3

Schedules may not add due to rounding.

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

Perpetual Product and Licensing Revenue	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2012	2013	2013	2013	2013	2013	2014	2014	2014	2014	2014
GAAP Revenue	$584.1	$161.2	$133.0	$148.3	$135.6	$578.1	$123.3	$121.1	$116.7	$135.5	$496.6
Adjustment	$73.9	$13.2	$17.4	$8.6	$6.7	$45.7	$7.8	$4.3	$2.9	$6.7	$21.7
Non-GAAP Revenue	$658.0	$174.4	$150.3	$156.9	$142.3	$623.8	$131.1	$125.4	$119.6	$142.2	$518.3

Recurring Product and Licensing Revenue	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2012	2013	2013	2013	2013	2013	2014	2014	2014	2014	2014
GAAP Revenue	$156.6	$35.5	$40.1	$43.3	$56.7	$175.6	$55.2	$53.7	$51.5	$54.0	$214.4
Adjustment	$0.0	$8.4	$6.5	$5.3	$4.2	$24.4	$3.7	$3.0	$2.7	$6.2	$15.6
Non-GAAP Revenue	$156.6	$43.9	$46.6	$48.6	$60.9	$200.0	$58.9	$56.7	$54.2	$60.2	$230.0

Professional Services Revenue	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2012	2013	2013	2013	2013	2013	2014	2014	2014	2014	2014
GAAP Revenue	$183.1	$51.0	$51.0	$53.2	$52.9	$208.1	$50.8	$55.4	$56.3	$58.3	$220.7
Adjustment	$0.7	$5.0	$5.8	$4.2	$2.8	$17.9	$3.4	$2.3	$1.5	$0.3	$7.5
Non-GAAP Revenue	$183.8	$56.0	$56.8	$57.4	$55.7	$226.0	$54.2	$57.7	$57.8	$58.6	$228.2

Hosting Revenue	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2012	2013	2013	2013	2013	2013	2014	2014	2014	2014	2014
GAAP Revenue	$490.9	$149.3	$162.3	$157.2	$155.5	$624.3	$167.3	$172.2	$175.4	$175.3	$690.2
Adjustment	$5.3	$2.0	$2.0	$1.8	$3.4	$9.3	$4.3	$3.9	$3.4	$4.0	$15.6
Non-GAAP Revenue	$496.2	$151.3	$164.3	$159.0	$158.9	$633.6	$171.6	$176.1	$178.8	$179.3	$705.8

Maintenance and Support Revenue	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2012	2013	2013	2013	2013	2013	2014	2014	2014	2014	2014
GAAP Revenue	$236.8	$65.3	$64.6	$67.8	$71.5	$269.2	$73.4	$73.3	$75.6	$79.2	$301.6
Adjustment	$6.7	$1.5	$1.3	$1.1	$1.1	$5.1	$0.9	$0.8	$0.8	$0.7	$3.2
Non-GAAP Revenue	$243.5	$66.8	$66.0	$68.9	$72.6	$274.3	$74.3	$74.1	$76.4	$80.0	$304.8

Total Recurring Revenue	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2012	2013	2013	2013	2013	2013	2014	2014	2014	2014	2014
GAAP Revenue	$896.7	$254.5	$271.5	$272.7	$288.7	$1,087.4	$300.5	$305.7	$307.3	$314.8	$1,228.4
Adjustment	$12.2	$12.3	$10.3	$8.5	$9.1	$40.2	$9.2	$8.0	$7.0	$10.9	$34.9
Non-GAAP Revenue	$908.8	$266.7	$281.8	$281.2	$297.8	$1,127.6	$309.6	$313.7	$314.3	$325.7	$1,263.3

Schedules may not add due to rounding.